Exhibit 99.1

Courier Reports Year-End Results

Revenue grows 5%; EBITDA comparable to last year

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--November 20, 2014--Courier Corporation (Nasdaq: CRRC), one of America’s leading innovators in book manufacturing, publishing and content management, today announced fourth-quarter and full-year results for its fiscal year ended September 27, 2014.

Fourth-quarter revenues in fiscal 2014 were $84 million, up marginally from $83 million in last year’s fourth quarter. Income from continuing operations was $7.2 million or $.63 per diluted share, compared to $6.8 million or $.60 per diluted share in last year’s fourth quarter. During the quarter, Courier sold its Creative Homeowner publishing business; as a result, Creative Homeowner is accounted for in both periods as a discontinued operation.

For the full year of fiscal 2014, sales were $283 million, up 5% from $271 million for fiscal 2013. Income from continuing operations was $8.7 million or $.76 per diluted share. Fiscal 2014 results include non-cash impairment charges of $6.0 million related to FastPencil, a California software startup Courier acquired last year, partially offset by a reduction in the related contingent consideration liability of $4.1 million. Excluding this net impairment charge of $1.9 million or $.13 per diluted share, income from continuing operations was $10.2 million or $.89 per diluted share, compared to $11.5 million or $1.00 per diluted share in fiscal 2013. This year’s earnings decline was primarily attributable to operating losses at FastPencil.

Details of the net impairment charge and other items, including reconciliations of non-GAAP measures to GAAP, can be found in the tables at the end of this release. One such non-GAAP measure is EBITDA (earnings before interest, taxes, depreciation and amortization), an additional indicator of the company’s operating cash flow performance. Courier’s EBITDA, adjusted for the net impairment charge, was $42 million for both fiscal year 2014 and 2013.

Apart from FastPencil, trends were positive in both of Courier’s business segments. In book manufacturing, sales for the year were up in all three of the company’s principal markets of education, religion and trade. In publishing, fourth-quarter profits were up at both Dover Publications and Research & Education Association (REA), which helped the segment reduce its full-year operating loss by nearly 90% from last year, to less than $200,000.

“We finished the year in very good shape in our traditional businesses, even as the marketplace continues to change,” said Courier Chairman and Chief Executive Officer James F. Conway III. “Unfortunately, the combination of high development costs and slow sales at FastPencil cut into our earnings in book manufacturing throughout the year. In addition, we continued to face intense pricing pressure among key customers, for which increases in volume and share only partly compensated.

“During the quarter we continued to serve our North American customers well, running close to capacity in four-color, both offset and digital, as we maintained our leading position in customized college textbooks and benefited from growing demand at the elementary and high school levels. At the same time, we continued to pursue related opportunities in South America’s education market. Earlier this week, we completed our acquisition of a 60% interest in Digital Page Grafica e Editora, a digital printer based in Sao Paulo, Brazil.

“We also had both a good quarter and a good year in service to our largest religious customer, coupling our unique Scripture manufacturing capabilities with a distribution operation that reaches across more than 100 countries to tens of millions of people each year. And our publishing segment showed solid year-over-year improvement, helped by the higher profitability of ebooks, positive consumer response to new products, and continued vigilance about costs.

“While operating margins remained under pressure, our cash flow remained strong, and we enter fiscal 2015 in solid financial condition. Confirming this judgment, on November 12th Courier’s Board of Directors not only declared our regular quarterly dividend of $.21 per share, but also approved a new authorization for the repurchase of up to $10 million in Courier stock.”

Book manufacturing sales gains offset by FastPencil results

Courier’s book manufacturing segment reported fourth-quarter sales of $77 million, up slightly from $76 million last year. For the full year, book manufacturing sales were $259 million, up 5% from $247 million in fiscal 2013. Fourth-quarter operating income in the segment was $10.6 million, versus $10.8 million last year. Full-year operating income was $18.2 million, versus $22.0 million last year. While operating losses at FastPencil were the principal factor affecting year-over-year results, other factors impacting both the quarter and the year included pricing pressures, depreciation expense associated with the expansion of digital capacity, and foreign exchange and other costs associated with company operations in Brazil.

The book manufacturing segment focuses on three markets: education, religion, and trade. Sales to the education market were $39 million in the fourth quarter, down 1% from the previous year. For the year, education sales were $118 million, up 5% from fiscal 2013, driven by growth in sales of elementary and high school textbooks. Sales to the religious market were $19 million in the quarter, up 2% from last year. For fiscal 2014 as a whole, religious sales were $72 million, up 4% over fiscal 2013. Sales to the trade market were $17 million in the quarter and $61 million for the year, up 3% from last year.

Digital print sales were up by double digits both in the fourth quarter and for the year as a whole, reflecting demand for customized textbooks and the appeal of offset-quality digital print for other shorter run orders. The company also continued to benefit from its concentration of offset and digital capabilities at a single distribution point in Kendallville, Indiana.

“Overall, it was a year of many accomplishments for Courier as we continued to deliver exceptional service to our customers,” said Mr. Conway. “Unfortunately, our investment in FastPencil and its self-publishing platform has yet to deliver as planned.

“We continue to lead the field in producing customized textbooks and related materials that provide powerful, course-specific learning experiences for students. And our combination of offset and digital capacity enables us to serve publishers efficiently at every scale across the full life cycle of every title.”

Publishing segment cuts loss by nearly 90%

Courier’s publishing segment includes two businesses: Dover Publications, a niche publisher with thousands of titles in dozens of specialty trade markets, and Research & Education Association (REA), a publisher of test preparation books and study guides. During the quarter Courier sold Creative Homeowner and, as a discontinued operation, Creative Homeowner is not included in the publishing segment results.

Fourth-quarter revenues for the segment were $9.0 million, down 4% from $9.4 million in last year’s fourth quarter. For the year as a whole, publishing sales were $33.4 million, down slightly from $33.7 million in fiscal 2013. Operating income in the fourth quarter was $391,000, up from $343,000 last year. The segment’s full-year operating loss was $187,000, much improved from a loss of $1.8 million last year. The improved performance reflected increased revenues and profits from ebooks, the continuing success of Dover’s Creative Haven product line, and cost containment measures.

“After several difficult years, our publishing segment continues to improve,” said Mr. Conway. “Our investment in ebooks is starting to generate a larger audience as well as improved profitability, and we continue to demonstrate an ability to introduce new products combining excellent editorial quality with strong consumer appeal. By managing costs attentively and leveraging digital print to minimize obsolescence, the segment was profitable in the quarter and close to breakeven for the year.”

Outlook

“We enter fiscal 2015 in a marketplace that continues to change, but for which we are well positioned,” said Mr. Conway. “As consumers continue to reaffirm the value of print, we continue to work together with our customers to capture additional opportunities through innovations in technology and service. At the same time, we continue to face a tight pricing environment. We also expect some continuing impact from FastPencil, but we are taking steps to align its cost structure with projected sales. As in the past, we expect our performance in fiscal 2015 to follow a seasonal pattern, with the larger portion of our earnings coming in the second half.

“Overall, we expect fiscal 2015 sales of between $300 million and $318 million, compared to $283 million in fiscal 2014. We expect earnings per diluted share of between $.70 and $1.00, which compares with our fiscal 2014 earnings from continuing operations of $.89 per diluted share, excluding the net impairment charge related to FastPencil.

“In fiscal 2015, we expect EBITDA to be between $38 million and $43 million, compared to $42 million in fiscal 2014.

“Factors not incorporated into this guidance include the possibility of future impairment or restructuring charges.”

About Courier Corporation

Courier Corporation is America’s second largest book manufacturer and a leader in content management and customization in new and traditional media. It also publishes books under two brands offering award-winning content and thousands of titles. Founded in 1824, Courier is headquartered in North Chelmsford, Massachusetts. For more information, visit www.courier.com.

This news release includes forward-looking statements, including statements relating to the Company's financial expectations for fiscal year 2015, including sales, EBITDA and earnings per share. Statements that describe future expectations, plans or strategies are considered “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Some of the factors that could affect actual results include, among others, pricing actions by competitors and other competitive pressures in the markets in which the Company competes, consolidation among customers and competitors, changes in customers’ demand for the Company’s products, including seasonal changes in customer orders and shifting orders to lower cost regions, increased concentration with a few customers, reduction in orders or pricing from, or the loss of, one of our two largest customers, success in the execution of acquisitions and the performance and integration of acquired businesses including carrying value of intangible assets and contingent consideration, performance of investments in foreign subsidiaries and exposure to risks of operating internationally, restructuring and impairment charges required under generally accepted accounting principles, insolvency of key customers or vendors, changes in technology including migration from paper-based books to digital, changes in market growth rates, changes in obligations of multiemployer pension plans and general changes in economic conditions, including currency fluctuations, changes in interest rates, changes in consumer confidence, and tightness in the credit markets, changes in raw material costs and availability, changes in the Company’s labor relations, changes in operating expenses including medical and energy costs, difficulties in the startup of new equipment or information technology systems, changes in copyright laws, changes in consumer product safety regulations, changes in environmental regulations, changes in tax regulations and changes in the Company’s effective income tax rate. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

COURIER CORPORATION CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share amounts)

	QUARTER ENDED		YEAR ENDED
	September 27,	September 28,	September 27,	September 28,
	2014	2013	2014	2013

Net sales	$83,552	$83,307	$283,293	$270,950
Cost of sales	59,075	58,876	217,353	204,611

Gross profit	24,477	24,431	65,940	66,339

Selling and administrative expenses	13,802	13,567	49,325	47,413
Impairment charge, net of reduction in
contingent consideration liability (1)	-	-	1,870	-

Operating income	10,675	10,864	14,745	18,926

Interest expense, net	62	97	552	803

Income before taxes	10,613	10,767	14,193	18,123

Income tax provision	3,427	3,951	5,465	6,651

Income from continuing operations	$7,186	$6,816	$8,728	$11,472

Income (loss) from discontinued operations, net of tax	148	(31)	(944)	(250)

Net income	$7,334	$6,785	$7,784	$11,222

Net income (loss) per diluted share from:
Continuing operations	$0.63	$0.60	$0.76	$1.00
Discontinued operations	0.01	-	(0.08)	(0.02)

Net income per diluted share	$0.65	$0.59	$0.68	$0.98

Cash dividends declared per share	$0.21	$0.21	$0.84	$0.84

Wtd. average diluted shares outstanding	11,352	11,438	11,486	11,431

SEGMENT INFORMATION:

Net sales:
Book Manufacturing	$76,616	$75,946	$258,668	$247,406
Publishing	9,010	9,395	33,421	33,666
Elimination of intersegment sales	(2,074)	(2,034)	(8,796)	(10,122)
Total	$83,552	$83,307	$283,293	$270,950

Operating income (loss):
Book Manufacturing	$10,645	$10,814	$18,216	$21,953
Publishing	391	343	(187)	(1,758)
Impairment charge, net (1)	-	-	(1,870)	-
Stock based compensation	(382)	(346)	(1,518)	(1,348)
Intersegment profit	21	53	104	79
Total	$10,675	$10,864	$14,745	$18,926

(1) During fiscal 2014, the Company recorded impairment charges of $6 million related to FastPencil's goodwill and other intangible assets, as well as reductions in the related contingent consideration liability of $4.1 million; fourth-quarter results included $1.5 million of such impairment charges offset by a $1.5 million reduction in the related contingent consideration liability. These adjustments are non-cash and the goodwill impairment and adjustment to contingent consideration are not deductible for income tax purposes.

COURIER CORPORATION SEGMENT RESULTS OF OPERATIONS (Unaudited) (In thousands)

BOOK MANUFACTURING SEGMENT	QUARTER ENDED		YEAR ENDED
	September 27,	September 28,	September 27,	September 28,
	2014	2013	2014	2013

Net sales	$76,616	$75,946	$258,668	$247,406
Cost of sales	55,934	55,334	206,032	193,499

Gross profit	20,682	20,612	52,636	53,907

Selling and administrative expenses	10,037	9,798	34,420	31,954

Operating income	$10,645	$10,814	$18,216	$21,953

PUBLISHING SEGMENT	QUARTER ENDED		YEAR ENDED
	September 27,	September 28,	September 27,	September 28,
	2014	2013	2014	2013

Net sales	$9,010	$9,395	$33,421	$33,666
Cost of sales	5,237	5,629	20,222	21,314

Gross profit	3,773	3,766	13,199	12,352

Selling and administrative expenses	3,382	3,423	13,386	14,110

Operating income/(loss)	$391	$343	($187)	($1,758)

COURIER CORPORATION CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (In thousands)

	September 27,	September 28,
ASSETS	2014	2013

Current assets:
Cash and cash equivalents	$4,144	$57
Investments	1,024	1,012
Accounts receivable	48,200	43,837
Inventories	38,239	35,086
Deferred income taxes	4,021	3,954
Other current assets	4,374	2,579
Total current assets	100,002	86,525

Property, plant and equipment, net	83,145	93,051
Goodwill and other intangibles	18,826	25,756
Prepublication costs	5,711	6,717
Deferred income taxes	-	2,924
Long-term investments	6,429	500
Other assets	2,403	1,521

Total assets	$216,516	$216,994

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt	$2,618	$1,125
Accounts payable	11,124	13,699
Accrued taxes	1,051	3,117
Other current liabilities	17,528	18,033
Total current liabilities	32,321	35,974

Long-term debt	30,347	24,583
Deferred income taxes	1,286	-
Other liabilities	8,146	10,393

Total liabilities	72,100	70,950

Total stockholders' equity	144,416	146,044

Total liabilities and stockholders' equity	$216,516	$216,994

COURIER CORPORATION CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In thousands)

	For the Years Ended
	September 27,	September 28,
	2014	2013
Operating Activities:
Net income	$7,784	$11,222
Adjustments to reconcile net income to
cash provided from operating activities:
Depreciation and amortization	25,347	23,526
Stock-based compensation	1,518	1,348
Impairment charge	5,960	-
Change in fair value of contingent consideration	(3,546)	275
Change in fair value of derivative	(468)	-
Gain on disposition of assets	(1,031)	-
Deferred income taxes	4,143	746
Changes in other working capital	(13,607)	(3,707)
Other long-term, net	652	(1,272)

Cash provided from operating activities	26,752	32,138

Investment Activities:
Capital expenditures	(11,114)	(22,168)
Acquisition of business	-	(5,000)
Prepublication costs	(2,823)	(3,421)
Proceeds on disposition of assets	450	166
Loan receivable and other investments	(5,473)	(747)
Life insurance proceeds	387	-

Cash used for investment activities	(18,573)	(31,170)

Financing Activities:
Long-term debt borrowings, net	7,257	10,140
Cash dividends	(9,666)	(9,651)
Proceeds from stock plans	340	339
Stock repurchases	(2,023)	(1,568)
Other	-	(235)

Cash used for financing activities	(4,092)	(975)

Increase (decrease) in cash and cash equivalents	$4,087	($7)

In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA as additional indicators of the company's operating cash flow performance. These measures should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP reconciliation - EBITDA:
Net income from continuing operations	$8,728	$11,472
Income tax provision	5,465	6,651
Interest expense, net	552	803
Depreciation and amortization	24,887	22,990
EBITDA	$39,632	$41,916
Impairment charge	5,960	-
Change in fair value of contingent consideration	(3,546)	275
Adjusted EBITDA	$42,046	$42,191

COURIER CORPORATION OTHER RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Unaudited) (In thousands, except per share amounts)

	Quarter Ended September 27, 2014			Year Ended September 27, 2014
	GAAP	Impairment	Non-	GAAP	Impairment	Non-
	Basis	Charge,	GAAP	Basis	Charge,	GAAP
	Measures	Net (1)	Measures	Measures	Net (1)	Measures

Income from continuing
operations before taxes	$10,613	-	$10,613	$14,193	$1,870	$16,063

Income tax provision	3,427	414	3,841	5,465	414	5,879

Net income from continuing operations	$7,186	($414)	$6,772	$8,728	$1,456	$10,184

Net income per diluted share	$0.63	$(0.04)	$0.60	$0.76	$0.13	$0.89

(1) During fiscal 2014, the Company recorded impairment charges of $6 million related to FastPencil's goodwill and other intangible assets, as well as reductions in the related contingent consideration liability of $4.1 million; fourth-quarter results included $1.5 million of such impairment charges offset by a $1.5 million reduction in the related contingent consideration liability. These adjustments are non-cash and the goodwill impairment and adjustment to the contingent consideration liability are not deductible for income tax purposes.

CONTACT:
Courier Corporation
James F. Conway III, 978-251-6000
Chairman, President and Chief Executive Officer
or
Peter M. Folger, 978-251-6000
Senior Vice President and Chief Financial Officer
www.courier.com